A special meeting of shareholders was called for September 20, 2000, at which the shareholders of American Eagle Funds, Inc. voted on a number of proposals. A summary of the proposals and the results of the voting were as follows:


Proposal 1:  To set the number of directors
       at seven and to elect each member of
       the Board of Directors.                    American Eagle
                                                     Funds, Inc.
                                               ---------------------
James R. Jundt
       Affirmative                                    1,146,174.410
       Withhold                                                   -

John E. Clute
       Affirmative                                    1,146,174.410
       Withhold                                                   -

Floyd Hall
       Affirmative                                    1,146,174.410
       Withhold                                                   -

Dr. Demetre M. Nicoloff
       Affirmative                                    1,146,174.410
       Withhold                                                   -

Darrell R. Wells
       Affirmative                                    1,146,174.410
       Withhold                                                   -

Clark Jernigan
       Affirmative                                    1,146,174.410
       Withhold                                                   -

Marcus Jundt
       Affirmative                                    1,146,174.410
       Withhold                                                   -



Proposal 2: To approve the elimination or modification of the following investment restrictions:

                                            American Eagle       American Eagle
A.     Modify investment restrictions     Capital Appreciation       Twenty
       regarding borrowing                       Fund                 Fund
                                          --------------------------------------
           Affirmative                            613,437.956        532,736.454
           Against                                          -                  -
           Abstain                                          -                  -
                                          --------------------------------------
               Total                              613,437.956        532,736.454


B.     Modify investment restrictions
       regarding the issuance of
       senior securities
           Affirmative                       613,437.956        532,736.454
           Against                                     -                   -
           Abstain                                     -                   -
                                           -------------------------------------
               Total                         613,437.956         532,736.454

C.     Modify investment restrictions
       regarding concentration in a
       particular industry
           Affirmative                       613,437.956         532,736.454
           Against                                     -                   -
           Abstain                                     -                   -
                                           ------------------------------------
               Total                         613,437.956         532,736.454

D.     Modify investment restrictions
       regarding investments in
       real estate
           Affirmative                       613,437.956         532,736.454
           Against                                     -                   -
           Abstain                                     -                   -
                                        ----------------------------------------
               Total                         613,437.956         532,736.454




                                             American Eagle       American Eagle
                                           Capital Appreciation       Twenty
                                                  Fund                 Fund
                                       -----------------------------------------

E.     Modify investment restrictions
       regarding investments in
       commodities
           Affirmative                          613,437.956         532,736.454
           Against                                        -                   -
           Abstain                                        -                   -
                                       -----------------------------------------
               Total                            613,437.956         532,736.454

F.     Modify investment restrictions
       regarding lending
           Affirmative                          613,437.956         532,736.454
           Against                                        -                   -
           Abstain                                        -                   -
                                       -----------------------------------------
               Total                            613,437.956         532,736.454


3.     To approve a new Investment
       Advisory Agreement between each
       Fund and Jundt Associates, Inc.
           Affirmative                          613,437.956         532,736.454
           Against                                        -                   -
           Abstain                                        -                   -
                                        ----------------------------------------
               Total                            613,437.956         532,736.454


4.     There were no other proposals
       voted on at such meetings.